Macy’s, Inc. Reports Second Quarter 2020 Results

NEW YORK--September 2, 2020--Macy’s, Inc. (NYSE: M) today reported results for the second quarter of 2020.

“Macy’s, Inc. performance for the quarter was stronger than anticipated across all three brands: Macy’s, Bloomingdale’s and Bluemercury, driven largely by the sales recovery of our stores. Restarting our stores’ business was our top priority, and we successfully accomplished that while also ensuring that our digital business remained strong. Going into this crisis, we had a well-developed digital business and we’re seeing that thrive as we attract new and welcome existing customers back to our brands,” said Jeff Gennette, chairman and chief executive officer of Macy’s, Inc. “We’ve put significant focus on enhanced health and safety standards which has allowed our customers and colleagues to feel safe in our stores and facilities. I want to thank our colleagues for the tremendous effort that has been put into recovering our business.

“We are encouraged by our second quarter performance; however, we continue to approach the back half of the year conservatively. Our immediate priority is successfully executing Holiday 2020. We are also focused on laying the groundwork for 2021 and beyond. We plan to invest in fashion, digital and omnichannel, work with agility, and galvanize the resources of the company to serve our customers and move the Macy’s, Inc. business forward,” Gennette continued.

Financial Highlights

	Second Quarter		First Half
(All amounts in millions, except per share figures)	2020	2019	2020	2019
Net sales	$3,559	$5,546	$6,576	$11,050

Net income (loss) (a) (b)	$(431)	$86	$(4,012)	$223
Earnings (loss) before interest, taxes, depreciation and amortization (a) (b)	$(422)	$400	$(4,294)	$846
Diluted earnings (loss) per share (a) (b)	$(1.39)	$0.28	$(12.91)	$0.71

Adjusted Net income (loss) (b)	$(251)	$88	$(881)	$225
Adjusted Earnings (loss) before interest, taxes, depreciation and amortization (b)	$(142)	$402	$(830)	$849
Adjusted Diluted earnings (loss) per share (b)	$(0.81)	$0.28	$(2.83)	$0.72
(a): The results for the 26 weeks ended August 1, 2020 include the pre-tax impact of the non-cash goodwill and long-lived asset impairment charges of $3.1 billion and $80 million, respectively, as well as the related tax impact.
(b): The results for the 13 and 26 weeks ended August 1, 2020 include benefits of tax law changes resulting from the Coronavirus Aid, Relief and Economic Security ("CARES") Act.
Note: Adjusted metrics reflect the exclusion of certain items from the respective financial measures. Please see the final pages of this news release for important information regarding the nature of such excluded amounts and calculation of the company’s non-GAAP financial measures.

Second Quarter Highlights

•Comparable sales were down 34.7% on an owned basis and down 35.1% on an owned plus licensed basis, due to faster paced store recovery than originally modeled and better than expected growth of digital business.

•Digital sales remained strong, growing 53% over second quarter 2019. Digital sales penetrated at 54% of total owned comparable sales.

•Delivered gross margin of 23.6%, an improvement of approximately 650 basis points from first quarter 2020 due to improved retail margins from mix and better sell through of clearance merchandise.

•Inventory was down 29% from a year ago, allowing the company to exit second quarter in a clean inventory position.

•Selling, general and administrative (“SG&A”) expense of $1.4 billion, down $779 million from second quarter last year, illustrating efficient expense management associated with the swift actions undertaken in response to the COVID-19 pandemic as well as execution against our Polaris strategy. SG&A expense rate of 39.2%, was relatively consistent with prior year.

•Diluted loss per share of $(1.39) and Adjusted diluted loss per share of $(0.81).

•Finished the quarter in a strong liquidity position with approximately $1.4 billion in cash and approximately $3 billion of untapped capacity in the company’s new asset-based credit facility.

2020 Guidance

The company previously withdrew its 2020 sales and earnings guidance and is not currently providing an updated outlook due to ongoing uncertainty as a result of the COVID-19 pandemic.

A webcast of Macy's, Inc.’s call with analysts and investors to report its second quarter 2020 sales and earnings will be held today (September 2, 2020) at 8:00 a.m. EDT. The management team will also provide an update on the company’s Polaris strategy that was shared at investor day on February 5, 2020. The 90-minute webcast, along with the associated presentation, is accessible to the media and general public via the company's investor relations website at www.macysinc.com/investors. Analysts and investors may call in on 1-888-394-8218, passcode 5582978. A replay of the conference call and slides can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom.

Macy's, Inc. is scheduled to present at the Goldman Sachs Annual Global Retailing Conference at 7:30 a.m. EDT on Wednesday, September 9, 2020. Media and investors may access a live audio webcast of the presentation at www.macysinc.com on September 9, 2020. A replay of the webcast will be available on the company’s website.

Macy’s, Inc. is scheduled to report its third quarter 2020 sales and earnings before the opening of financial markets on Thursday, November 19, 2020.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

About Macy’s, Inc.

Macy’s, Inc. (NYSE: M) is one of the nation’s premier omni-channel fashion retailers. The company comprises three retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s, Inc. is headquartered in New York, New York. For more information, please visit www.macysinc.com.

Forward-Looking Statements

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including the effects of the novel coronavirus (COVID-19) on Macy's customer demand and supply chain, as well as its consolidated results of operation, financial position and cash flows, Macy’s ability to successfully implement its Polaris strategy and restructuring, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 1, 2020 and Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2020. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media
media@macys.com

Investors - Mike McGuire
investors@macys.com

MACY’S, INC.
Consolidated Statements of Operations (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended
	August 1, 2020		August 3, 2019
	$	% to Net sales	$	% to Net sales

Net sales	$3,559		$5,546

Credit card revenues, net	168	4.7%	176	3.2%

Cost of sales	(2,718)	(76.4%)	(3,395)	(61.2%)

Selling, general and administrative expenses	(1,398)	(39.2%)	(2,177)	(39.3%)

Gains on sale of real estate	—	—%	7	0.1%

Restructuring, impairment and other costs (Note 2)	(242)	(6.8%)	(2)	—%

Operating income (loss)	(631)	(17.7%)	155	2.8%

Benefit plan income, net	12		8

Settlement charges	(38)		—

Interest expense, net	(69)		(47)

Financing costs	(3)		—

Income (loss) before income taxes	(729)		116

Federal, state and local income tax benefit (expense) (Note 3)	298		(30)

Net income (loss)	$(431)		$86

Basic earnings (loss) per share	$(1.39)		$0.28

Diluted earnings (loss) per share	$(1.39)		$0.28

Average common shares:
Basic	311.2		309.8
Diluted	311.2		311.6

End of period common shares outstanding	310.2		308.9

Supplemental Financial Measures:
Gross Margin (Note 4)	$841	23.6%	$2,151	38.8%
Depreciation and amortization expense	$235		$237

MACY’S, INC.
Consolidated Statements of Operations (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	26 Weeks Ended		26 Weeks Ended
	August 1, 2020		August 3, 2019
	$	% to Net sales	$	% to Net sales

Net sales	$6,576		$11,050

Credit card revenues, net	299	4.5%	348	3.1%

Cost of sales	(5,219)	(79.4%)	(6,798)	(61.5%)

Selling, general and administrative expenses	(2,995)	(45.4%)	(4,287)	(38.8%)

Gains on sale of real estate	16	0.2%	49	0.4%

Impairment, restructuring and other costs (Note 2)	(3,426)	(52.1%)	(3)	—%

Operating income (loss)	(4,749)	(72.2%)	359	3.2%

Benefit plan income, net	21		15

Settlement charges	(38)		—

Interest expense, net	(117)		(94)

Financing costs	(3)		—

Income (loss) before income taxes	(4,886)		280

Federal, state and local income tax benefit (expense) (Note 3)	874		(57)

Net income (loss)	$(4,012)		$223

Basic earnings (loss) per share	$(12.91)		$0.72

Diluted earnings (loss) per share	$(12.91)		$0.71

Average common shares:
Basic	310.9		309.5
Diluted	310.9		311.5

End of period common shares outstanding	310.2		308.9

Supplemental Financial Measures:
Gross Margin (Note 4)	$1,357	20.6%	$4,252	38.5%
Depreciation and amortization expense	$472		$472

MACY’S, INC.

Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	August 1, 2020	February 1, 2020	August 3, 2019
ASSETS:
Current Assets:
Cash and cash equivalents	$1,395	$685	$674
Receivables	184	409	240
Merchandise inventories	3,582	5,188	5,029
Prepaid expenses and other current assets	470	528	603
Total Current Assets	5,631	6,810	6,546

Property and Equipment – net	6,279	6,633	6,483
Right of Use Assets	3,035	2,668	2,636
Goodwill	828	3,908	3,908
Other Intangible Assets – net	438	439	440
Other Assets	1,403	714	728

Total Assets	$17,614	$21,172	$20,741

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$539	$539	$6
Merchandise accounts payable	1,409	1,682	1,674
Accounts payable and accrued liabilities	2,906	3,448	2,739
Income taxes	—	81	20
Total Current Liabilities	4,854	5,750	4,439

Long-Term Debt	4,851	3,621	4,680
Long-Term Lease Liabilities	3,269	2,918	2,836
Deferred Income Taxes	921	1,169	1,206
Other Liabilities	1,395	1,337	1,265
Shareholders' Equity	2,324	6,377	6,315

Total Liabilities and Shareholders’ Equity	$17,614	$21,172	$20,741

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)
(millions)

	26 Weeks Ended	26 Weeks Ended
	August 1, 2020	August 3, 2019
Cash flows from operating activities:
Net income (loss)	$(4,012)	$223
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Impairment, restructuring and other costs	3,426	3
Settlement charges	38	—
Depreciation and amortization	472	472
Benefit plans	23	15
Stock-based compensation expense	13	28
Gains on sale of real estate	(16)	(49)
Deferred income taxes	(265)	17
Amortization of financing costs and premium on acquired debt	4	1
Changes in assets and liabilities:
Decrease in receivables	222	160
Decrease in merchandise inventories	1,598	234
Decrease in prepaid expenses and other current assets	31	19
Increase (decrease) in merchandise accounts payable	(188)	55
Decrease in accounts payable and accrued liabilities	(605)	(619)
Decrease in current income taxes	(695)	(149)
Change in other assets and liabilities	(53)	(60)
Net cash provided (used) by operating activities	(7)	350

Cash flows from investing activities:
Purchase of property and equipment	(228)	(378)
Capitalized software	(61)	(123)
Disposition of property and equipment	31	59
Other, net	(14)	(12)
Net cash used by investing activities	(272)	(454)

Cash flows from financing activities:
Debt issued	2,780	—
Debt issuance costs	(98)	(3)
Debt repaid	(1,504)	(39)
Dividends paid	(117)	(233)
Decrease in outstanding checks	(111)	(128)
Issuance of common stock	—	6
Net cash provided (used) by financing activities	950	(397)

Net increase (decrease) in cash, cash equivalents and restricted cash	671	(501)
Cash, cash equivalents and restricted cash beginning of period	731	1,248

Cash, cash equivalents and restricted cash end of period	$1,402	$747

MACY’S, INC.

Consolidated Financial Statements (Unaudited)

Notes:

(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 and 26 weeks ended August 1, 2020 and August 3, 2019 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)The 13 weeks ended August 1, 2020 include cash restructuring charges totaling $169 million primarily associated with the previously announced reduction in force due to the impact of COVID-19.

The 26 weeks ended August 1, 2020 also include non-cash impairment charges totaling $3.2 billion, which consist of a $3.1 billion goodwill impairment charge and an $80 million impairment charge on long-lived tangible and right of use assets.

(3)The income tax benefits of $298 million and $874 million, or 40.9% and 17.9% of pretax loss, for the 13 and 26 weeks ended August 1, 2020 reflect a different projected benefit rate as compared to the company's federal income tax statutory rate of 21% due to the carryback of net operating losses as permitted under the CARES Act. For the 26 weeks ended August 1, 2020, the benefit of the available carryback of net operating losses was offset by the impact of the non-tax deductible component of the goodwill impairment charge and additional income tax expense associated with the deferred tax remeasurement recognized during the first quarter of 2020.

(4)Gross margin is defined as net sales less cost of sales.

(5)Restricted cash of $7 million and $73 million have been included with cash and cash equivalents for the 26 weeks ended August 1, 2020 and August 3, 2019, respectively.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis and changes in comparable sales on an owned plus licensed basis, which includes adjusting for growth in comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income (loss) and diluted earnings (loss) per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Changes in Comparable Sales

	13 Weeks Ended	26 Weeks Ended
	August 1, 2020	August 1, 2020

Decrease in comparable sales on an owned basis (Note 6)	(34.7)%	(40.0)%
Comparable sales growth impact of departments licensed to third parties (Note 7)	(0.4)%	(0.2)%
Decrease in comparable sales on an owned plus licensed basis	(35.1)%	(40.2)%

	13 Weeks Ended	26 Weeks Ended
	August 3, 2019	August 3, 2019

Increase in comparable sales on an owned basis (Note 6)	0.2%	0.4%
Comparable sales growth impact of departments licensed to third parties (Note 7)	0.1%	0.1%
Increase in comparable sales on an owned plus licensed basis	0.3%	0.5%

Notes:

(6)	Represents the period-to-period percentage change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. No stores have been excluded as a result of the COVID-19 pandemic. Definitions and calculations of comparable sales may differ among companies in the retail industry.

(7)	Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Earnings (Loss) before Interest, Taxes, Depreciation and Amortization, Net Income (Loss) and Diluted Earnings (Loss) Per Share, Excluding Certain Items

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA and adjusted EBITDA are reconciled to GAAP net income (loss).
•Adjusted net income (loss) is reconciled to GAAP net income (loss).
•Adjusted diluted earnings (loss) per share is reconciled to GAAP diluted earnings (loss) per share.

EBITDA and Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended
	August 1, 2020	August 3, 2019

Net income (loss)	$(431)	$86
Interest expense, net	69	47
Financing costs	3	—
Federal, state and local income tax expense (benefit)	(298)	30
Depreciation and amortization	235	237
EBITDA	(422)	400
Restructuring, impairment and other costs	242	2
Settlement charges	38	—
Adjusted EBITDA	$(142)	$402

	26 Weeks Ended	26 Weeks Ended
	August 1, 2020	August 3, 2019

Net income (loss)	$(4,012)	$223
Interest expense, net	117	94
Financing costs	3	—
Federal, state and local income tax expense (benefit)	(874)	57
Depreciation and amortization	472	472
EBITDA	(4,294)	846
Impairment, restructuring and other costs	3,426	3
Settlement charges	38	—
Adjusted EBITDA	$(830)	$849

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share

	13 Weeks Ended		13 Weeks Ended
	August 1, 2020		August 3, 2019

	Net Income (Loss)	Diluted Earnings (Loss) Per Share	Net Income	Diluted Earnings Per Share
As reported	$(431)	$(1.39)	$86	$0.28
Restructuring, impairment and other costs (Note 8)	242	0.78	2	—
Settlement charges	38	0.12	—	—
Financing costs	3	0.01	—	—
Income tax impact of certain items identified above	(103)	(0.33)	—	—
As adjusted	$(251)	$(0.81)	$88	$0.28

	26 Weeks Ended		26 Weeks Ended
	August 1, 2020		August 3, 2019

	Net Income (Loss)	Diluted Earnings (Loss) Per Share	Net Income	Diluted Earnings Per Share
As reported	$(4,012)	$(12.91)	$223	$0.71
Impairment, restructuring and other costs	3,426	11.02	3	0.01
Settlement charges	38	0.12	—	—
Financing costs	3	0.01	—	—
Income tax impact of certain items identified above (Note 8)	(336)	(1.07)	(1)	—
As adjusted	$(881)	$(2.83)	$225	$0.72

Note 8: The impact during the 13 and 26 weeks ended August 3, 2019 represents a value less than zero for net income or $0.01 per diluted share.